Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces First Quarter 2012 Results

COLUMBUS, Ohio - (May 7, 2012) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”) today announced results for the first quarter ended March 31, 2012. Results for the first quarter of 2012 include:

•	Revenues of $1.24 billion versus $1.29 billion reflecting slightly lower volumes partially offset by pricing actions including the contractual pass through of higher raw material costs.

•
Operating income of $44 million for the first quarter of 2012 compared to operating income of $119 million for the prior year period. First quarter 2012 operating income reflected unfavorable product mix due to declines in certain higher-margin products and lower volumes, partially offset by the positive impact of savings from the shared services agreement with Momentive Performance Materials Inc. (MPM). Operating income was also impacted by higher asset impairments and business realignment costs in the first quarter of 2012 versus the prior year period.

•	Net loss of $(16) million for the first quarter of 2012 versus net income of $63 million in the prior year period. First quarter 2012 results reflected the same factors impacting operating income.

•	Segment EBITDA totaled $149 million in the first quarter of 2012 compared to $178 million during the prior year period.
“While we experienced lower volumes in the first quarter of 2012 compared to the prior year period, we were encouraged by improvement in our base epoxy resins and North American forest products resins businesses demonstrating the diversity of our product portfolio and the benefit of previous cost reductions,” said Craig O. Morrison, Chairman, President and CEO. “In the first quarter of 2012, we also achieved $7 million in savings under the shared services agreement with Momentive Performance Materials Inc. (MPM). Through March 31, 2012, we have realized approximately $51 million in synergy savings on a run-rate basis since the program began in late 2010.”
“In addition to the cost saving initiatives with MPM, we continued to strategically optimize our manufacturing footprint to create a leaner, more efficient organization through the announced closures of two sites in our Epoxy, Phenolic and Coating Resins segment and a Forest Products facility in Germany during the first quarter of 2012. We are also focused on taking full advantage of our new assets in Korea, Brazil, Russia, India and China to help drive our future growth. For example, we anticipate that our new Versatic™ Acids and Derivatives joint venture in China will be fully operational by the end of the second quarter of 2012.”
Segment Results
Following are net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2012. Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the segments. (Note: Segment EBITDA is defined and reconciled to Net Income (loss) later in this release).
Net Sales to Unaffiliated Customers (1)(2):

	Three Months Ended March 31,
	2012	2011
Epoxy, Phenolic and Coating Resins	$794	$846
Forest Products Resins	442	448
Total	$1,236	$1,294

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.

(2)	Prior period balances have been recast to exclude the results of the North American coatings and composite resins business, which is reported as a discontinued operation.

Segment EBITDA (1):

	Three Months Ended March 31,
	2012	2011
Epoxy, Phenolic and Coating Resins	$114	$150
Forest Products Resins	46	45
Corporate and Other	(11)	(17)

(1)	Prior period balances have been recast to exclude the results of the North American coatings and composite resins business, which is reported as a discontinued operation.

Reconciliation of Segment EBITDA to Net (Loss) Income (Unaudited)

	Three Months Ended March 31,
	2012	2011
Segment EBITDA:
Epoxy, Phenolic and Coating Resins	$114	$150
Forest Products Resins	46	45
Corporate and Other	(11)	(17)

Reconciliation:
Items not included in Segment EBITDA:
Asset impairments and other non-cash charges	(48)	1
Business realignment costs	(15)	(3)
Integration costs	(8)	(5)
Net income from discontinued operations	—	5
Other	7	(5)
Total adjustments	(64)	(7)
Interest expense, net	(65)	(64)
Income tax benefit (expense)	2	(3)
Depreciation and amortization	(38)	(41)
Net (loss) income	$(16)	$63
Refinancing Activities
In March 2012, the Company issued $450 million aggregate principal amount of 6.625% First-Priority Senior Secured Notes due 2020. The Company used the net proceeds, together with cash on hand to repay approximately $454 million aggregate principal amount of existing term loans maturing May 5, 2013 under the Company's senior secured credit facilities, effectively extending these maturities by an additional seven years. In conjunction with this transaction, the Company extended $171 million of its $200 million revolving line of credit facility commitments from lenders from February 2013 to December 2014. In connection with the refinancing activities, the lender commitments to the existing revolving line of credit facility were decreased to approximately $192 million in the aggregate.
Liquidity and Capital Resources
At March 31, 2012, Momentive Specialty Chemicals had non-affiliated debt of approximately $3.5 billion at March 31, 2012 compared to $3.5 billion at December 31, 2011. In addition, at March 31, 2012, the Company had $672 million in liquidity comprised of $397 million of unrestricted cash and cash equivalents, $192 million of borrowings available under our senior secured revolving credit facilities, and $83 million of borrowings available under additional credit facilities at certain international subsidiaries.
At March 31, 2012, the Company was in compliance with all financial covenants that govern its senior secured credit facilities, including its senior secured debt to Adjusted EBITDA ratio. Momentive Specialty Chemicals expects to have adequate liquidity to fund its ongoing operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its credit facilities.
Outlook
“We were pleased with our sequential quarterly improvement compared to the fourth quarter of 2011, supporting by seasonal restocking and some improvement in demand for certain products,” Morrison said. “We continue to anticipate a gradually improving demand environment in 2012. Our focus remains on driving growth while reducing costs across our manufacturing and SG&A structure, while aggressively focusing on reducing our working capital as demonstrated by our positive cash flow from operations of $16 million in the first quarter of 2012 compared to a usage of cash of $135 million in the prior year period. Finally, we were pleased to successfully refinance portions of our capital structure in the first quarter of 2012 and benefit from a long-dated capital structure. ”

Earnings Call
Momentive Specialty Chemicals Inc. will host a teleconference to discuss first quarter 2012 results on Monday, May 7, 2012, at 9 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:
U.S. Participants: 866-362-4831
International Participants: 617-597-5347
Participant Passcode: 12151050
Live internet access to the call and presentation materials will be available through the Investor Relations section of the Company's website: www.momentive.com. A replay of the call will be available for three weeks beginning at 12 p.m. Eastern Time on May 7, 2012. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 11286172. A replay also will be available through the Investor Relations Section of the Company's website.
Covenant Compliance
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and non-recurring costs and to reflect other permitted adjustments (including the expected future impact of announced acquisitions and in-process cost saving initiatives), in each case as determined under the governing debt agreement. Certain covenants and tests in the Company's debt agreements (i) require the Company to maintain a leverage ratio and (ii) restrict the Company's ability to take certain actions such as incurring additional debt or making certain acquisitions if the Company is unable to meet a fixed charge coverage ratio. Our senior credit facility requires that the Company's ratio of senior secured debt to Adjusted EBITDA (measured on a trailing four-quarter basis) not exceed 4.25 to 1.00 as of the last day of each fiscal quarter. Senior secured debt is defined to include borrowings under our senior credit facility and certain other indebtedness secured by liens (not including indebtedness secured by second-priority liens or certain indebtedness of our foreign subsidiaries that are not loan parties to our senior credit facility). Under the indentures governing certain of the Company's debt instruments, the Company's ability to incur additional indebtedness and make future acquisitions is restricted unless the Company has an Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Fixed charges are defined as interest expense excluding the amortization or write-off of deferred financing costs. Failure to comply with these ratios can result in limiting long-term growth prospects by hindering the Company's ability to incur future indebtedness or grow through acquisitions.
The Company believes that including the supplemental adjustments applied in presenting Adjusted EBITDA in the indentures governing certain of the Company's debt instruments is appropriate to assess the Company's future ability to incur additional indebtedness or make future acquisitions. Adjusted EBITDA and fixed charges are not defined terms under accounting principles generally accepted in the United States of America (US GAAP). Adjusted EBITDA is not intended to represent any measure of earnings or cash flow in accordance with US GAAP and the Company's calculation and use of this measure may differ from other companies. These non-GAAP measures should not be used in isolation or as a substitute for measures of performance or liquidity. Adjusted EBITDA should not be considered an alternative to operating income or net loss under US GAAP to evaluate the Company's results of operations or as an alternative to cash flows as a measure of liquidity. Fixed Charges should not be considered an alternative to interest expense.

Reconciliation of Last Twelve Month Net Income to Adjusted EBITDA
The following table reconciles net income to EBITDA and Adjusted EBITDA, as calculated under certain of the Company's indentures, for the period presented:

March 31, 2012
LTM Period
Reconciliation of Net Income to Adjusted EBITDA
Net income	$39
Income tax benefit	(2)
Interest expense, net	263
Depreciation and amortization	164
EBITDA	464
Adjustments to EBITDA:
Asset impairments and other non-cash charges(1)	90
Net loss from discontinued operations (2)	3
Business realignments (3)	27
Integration costs (4)	22
Other (5)	14
Cost reduction programs savings (6)	22
Savings from shared services agreement(7)	23
Adjusted EBITDA	$665
Fixed charges (8)	$256
Ratio of Adjusted EBITDA to Fixed Charges (9)	2.60

(1)	Represents asset impairments, stock-based compensation, accelerated depreciation on closing facilities and unrealized foreign exchange and derivative activity.

(2)	Represents the results of the North American Coatings and Composite Resins business.

(3)	Represents headcount reduction expenses and plant rationalization costs related to cost reduction programs and other costs associated with business realignments.

(4)	Represents integration costs associated with the Momentive Combination.

(5)
Primarily includes pension expense related to formerly owned businesses, business optimization expenses, management fees, retention program costs and certain intercompany or non-operational realized foreign currency activity.

(6)	Represents pro forma impact of in-process cost reduction programs.

(7)	Represents pro forma impact of expected savings from the shared services agreement with MPM in conjunction with the Momentive Combination.

(8)	Reflects pro forma interest expense based on interest rates at April 20, 2012 as if the March 2012 Refinancing Transactions had taken place at the beginning of the period.

(9)
The Company's ability to incur additional indebtedness is restricted under indentures governing certain notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio 2.0 to 1.0. As of March 31, 2012, the Company was able to satisfy this test.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC., the owner of its sister company, Momentive Performance Materials Inc., a global leader in silicones and advanced materials. Additional information is available at www.momentive.com.
About Momentive
Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, “Momentive”). Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.
Contacts
Investors and Media:
John Kompa
614-225-2223
john.kompa@momentive.com

(See Attached Financial Statements)

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions)	2012	2011
Net sales	$1,236	$1,294
Cost of sales	1,058	1,085
Gross profit	178	209
Selling, general and administrative expense	85	84
Asset impairments	23	—
Business realignment costs	15	3
Other operating expense, net	11	3
Operating income	44	119
Interest expense, net	65	64
Other non-operating expense (income), net	2	(3)
(Loss) income from continuing operations before income tax and earnings from unconsolidated entities	(23)	58
Income tax (benefit) expense	(2)	3
(Loss) income from continuing operations before earnings from unconsolidated entities	(21)	55
Earnings from unconsolidated entities, net of taxes	5	3
Net (loss) income from continuing operations	(16)	58
Net income from discontinued operations, net of taxes	—	5
Net (loss) income	$(16)	$63

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents (including restricted cash of $3)	$400	$431
Short-term investments	4	7
Accounts receivable (net of allowance for doubtful accounts of $19)	700	592
Inventories:
Finished and in-process goods	302	254
Raw materials and supplies	126	103
Other current assets	79	72
Total current assets	1,611	1,459
Other assets, net	175	169
Property and equipment
Land	90	88
Buildings	307	298
Machinery and equipment	2,358	2,300
	2,755	2,686
Less accumulated depreciation	(1,559)	(1,477)
	1,196	1,209
Goodwill	169	167
Other intangible assets, net	101	104
Total assets	$3,252	$3,108
Liabilities and Deficit
Current liabilities
Accounts and drafts payable	$535	$393
Debt payable within one year	74	117
Affiliated debt payable within one year	2	2
Interest payable	47	61
Income taxes payable	12	15
Accrued payroll and incentive compensation	63	57
Other current liabilities	142	132
Total current liabilities	875	777
Long-term liabilities
Long-term debt	3,444	3,420
Long-term pension and post employment benefit obligations	224	223
Deferred income taxes	78	72
Other long-term liabilities	158	156
Advance from affiliates	225	225
Total liabilities	5,004	4,873
Commitments and contingencies (See Note 7)
Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at March 31, 2012 and December 31, 2011	1	1
Paid-in capital	533	533
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Note receivable from parent	(24)	(24)
Accumulated other comprehensive income	46	17
Accumulated deficit	(2,013)	(1,997)
Total Momentive Specialty Chemicals Inc. shareholder’s deficit	(1,753)	(1,766)
Noncontrolling interest	1	1
Total deficit	(1,752)	(1,765)
Total liabilities and deficit	$3,252	$3,108

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2012	2011
Cash flows provided by (used in) operating activities
Net (loss) income	$(16)	$63
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	38	42
Deferred tax expense (benefit)	5	(4)
Non-cash asset impairments and accelerated depreciation	29	—
Other non-cash adjustments	18	—
Net change in assets and liabilities:
Accounts receivable	(106)	(253)
Inventories	(65)	(108)
Accounts and drafts payable	133	151
Income taxes payable	(2)	5
Other assets, current and non-current	(1)	6
Other liabilities, current and long-term	(17)	(37)
Net cash provided by (used in) operating activities	16	(135)
Cash flows (used in) provided by investing activities
Capital expenditures	(30)	(27)
Proceeds from matured debt securities, net	4	—
Change in restricted cash	—	2
Funds remitted to unconsolidated affiliates	(2)	(5)
Proceeds from sale of business, net of cash transferred	—	124
Net cash (used in) provided by investing activities	(28)	94
Cash flows used in financing activities
Net short-term debt repayments	(12)	(4)
Borrowings of long-term debt	450	226
Repayments of long-term debt	(463)	(260)
Capital contribution from parent	16	—
Long-term debt and credit facility financing fees	(12)	—
Distribution paid to parent	(1)	—
Net cash used in financing activities	(22)	(38)
Effect of exchange rates on cash and cash equivalents	3	1
Decrease in cash and cash equivalents	(31)	(78)
Cash and cash equivalents (unrestricted) at beginning of period	428	180
Cash and cash equivalents (unrestricted) at end of period	$397	$102